CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2013 (Except for Note 1(c) to which the date is October 24, 2013) in Amendment No. 1 to the Registration Statement (Form F-1/A No. 333-192783) and related Prospectus of Celsus Therapeutics Plc. (formerly Morria Biopharmaceuticals Plc.), dated January 6, 2014.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
January 6, 2014	A Member of Ernst & Young Global